Exhibit 99.1

HeartBeam Announces Senior Leadership Change

Robert Eno Assumes Duties of Chief Business Officer

Jon Hunt to Remain Strategic Advisor & Consultant to HeartBeam

SANTA CLARA, CA – March 8, 2023 – HeartBeam, Inc. (NASDAQ: BEAT), a cardiac technology company that has developed the first and only 3D-vector electrocardiogram (VECG) platform for heart attack detection anytime, anywhere, has announced a senior leadership change ahead of key milestones in 2023 including FDA clearance for the HeartBeam AIMI™ system and FDA submission of the HeartBeam AIMIGo™ 3D vector ECG first generation product. HeartBeam President Robert Eno will be assuming the duties and responsibilities of Executive Vice President and Chief Business Officer Jon Hunt, Ph.D., who will be stepping down from his current position and transitioning to the role of strategic advisor and consultant for the Company, effective March 15, 2023.

During his tenure, Dr. Hunt has made significant contributions to HeartBeam’s business efforts, leading numerous initiatives and introductions with partner manufacturing and technology companies and health systems providers.
“Jon has made numerous critical contributions to HeartBeam by leading our planning efforts for market introductions of our products,” said Branislav Vajdic, Ph.D., HeartBeam CEO and Founder. “We understand his desire for a change of pace and a better work-life-balance, and we are excited that Jon will, as a key consultant, stay close to our strategic discussions and decisions. His dedication and commitment to HeartBeam have been greatly appreciated, and he will be missed in his current role. On behalf of the entire team at HeartBeam, we thank Jon for his outstanding service and leadership, and look forward to his expertise and insights in a consultancy role.”

Dr. Hunt added, “It has been a privilege to serve as CBO of HeartBeam, and I am incredibly proud of the rapid pace of our product timeline and our team’s ability to scale our commercialization path. After almost four decades in the cardiovascular medical device industry, I want to spend more time focusing on my family in the UK and US. I look forward to continuing to work with the team as a consultant, focusing on business strategy as the Company brings this breakthrough technology to market for high-risk cardiac patients.”

About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a cardiac technology company that has developed the first and only 3D-vector ECG platform for heart attack detection anytime, anywhere. By applying a suite of proprietary algorithms to simplify vector electrocardiography (VECG), the HeartBeam platform enables patients and their clinicians to determine if symptoms are due to a heart attack, quickly and easily, so care can be expedited, if required. HeartBeam has two patented products in development. HeartBeam AIMI™ is software for acute care settings that provides a 3D comparison of baseline and symptomatic 12-lead ECG to more accurately identify a heart attack. HeartBeam AIMIGo™ is the first and only credit card-sized 12-lead output ECG device coupled with a smart phone app and cloud-based diagnostic software system to facilitate remote heart attack detection. HeartBeam AIMI and AIMIGo have not yet been cleared by the US Food and Drug Administration (FDA) for marketing in the USA or other geographies. For more information, visit HeartBeam.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our in our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us

Media Contact:
media@heartbeam.com